UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, STE. 3700, DENVER, CO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 825-3344

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 30, 2008, Berry Petroleum Company  (Company) entered into a  $100,000,000 senior unsecured revolving credit facility (“Facility”) with Société Générale, BNP Paribas, and BNP Paribas Securities Corp. (“Lenders”) formalizing the commitment letter referenced in the Company’s Form 8-K filed July 16, 2008.    The Facility matures on December 31, 2008 and has usual and customary conditions, representations and warranties.

Interest on amounts borrowed under this debt is charged at either LIBOR plus (i) 3% on or before October 13, 2008 or (ii) 3.5% after October 13, 2008 or a prime rate plus (i) 4 % on or before October 13, 2008 or (ii) 4.5% after October 13, 2008.  The proceeds of the Facility, if any, are available to the Company at such time as the Company’s secured revolving credit facility is fully drawn.   Any proceeds drawn under the Facility are available  for capital expenditures, working capital and general corporate purposes but not for acquisitions.

The full text of the Facility will be filed as an exhibit to the Company’s third quarter 2008 Form 10-Q and will provide a description of the terms, covenants, representations and warranties.

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: July 31, 2008